Exhibit (a)(x) under Form N-1A
                                            Exhibit 3(i) under Item 601/Reg. S-K
                                               (Amd. #12) - file stamped 3/10/97

                             FEDERATED UTILITY FUND, INC.

                               CERTIFICATE OF CORRECTION


     Federated Utility Fund, Inc., a Maryland corporation (the "Corporation"), hereby certifies that:

     FIRST:   The  title  of  the  document  being  corrected  is  "Articles  of
Amendment".

     SECOND: The only party to the document being corrected is Federated Utility Fund, Inc. (formerly Liberty Utility Fund, Inc.).

     THIRD: The Articles of Amendment were filed on April 4, 1996.

     FOURTH: The provisions of the Articles of Amendment which are to be corrected are set forth in Exhibit A attached hereto.

     FIFTH: The corrected provisions of the Articles of Amendment are set forth in Exhibit B attached hereto.

     IN WITNESS WHEREOF, the Corporation has caused these presents to be signed in its name and on its behalf by its Executive Vice President and attested to by its Assistant Secretary on this 28th day of February, 1997.

     The undersigned Executive Vice President acknowledges this Certificate of Correction to be the corporate act of the Corporation and as to all matters or facts required to be verified under oath, the undersigned Executive Vice President acknowledges that to the best of his knowledge, information and belief, these matters and facts are true in all material respects and that this statement is made under the penalties for perjury.



                                    FEDERATED UTILITY FUND, INC.

                                    By:/s/ J. Christopher Donahue
                                    J. Christopher Donahue
                                    Executive Vice President
WITNESSED:


/s/ S. Elliott Cohan
S. Elliott Cohan
Assistant Secretary

                                                                       Exhibit A

                              LIBERTY UTILITY FUND, INC.

                                 ARTICLES OF AMENDMENT


     LIBERTY UTILITY FUND, INC., a Maryland corporation having post office addresses in the City of Pittsburgh, Pennsylvania and the City of Baltimore, Maryland (hereinafter called the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

     FIRST: The Articles of Incorporation of the Corporation are hereby amended by striking Article FIRST and inserting the following in its place:

     "FIRST: The name of the Corporation is Federated Utility Fund, Inc."

     SECOND: The Board of Directors, in accordance with the authority granted under subparagraph (b)(i) of paragraph FOURTH of the Corporation's Articles of Restatement, dated April 30, 1993, hereby redesignates the classes of authorized shares of common stock of the Corporation as follows:

                  Federated Utility Fund, Inc. Class A Shares
                  Federated Utility Fund, Inc. Class B Shares
                  Federated Utility Fund, Inc. Class C Shares
                  Federated Utility Fund, Inc. Class F Shares

     THIRD: The foregoing amendments to the charter of the Corporation were approved by a majority of the entire Board of Directors of the Corporation; the charter amendment is limited to a change expressly permitted by Section 2-605 of the Maryland General Corporation Law to be made without action by stockholders; and the Corporation is registered as an open-end company under the Investment Company Act of 1940, as amended.

     FOURTH: These Articles of Amendment will become effective immediately upon filing with the State Department of assessments and Taxation of Maryland.

     IN WITNESS WHEREOF, Liberty Utility Fund, Inc. has caused these presents to be signed in its name and on its behalf by its duly authorized officers and attested by its Secretary or one its Assistant Secretaries on February 29, 1996.

     The undersigned, John W. McGonigle, Secretary of the Corporation, hereby acknowledges in the name and on behalf of the Corporation, the foregoing Articles of Amendment to be its corporate act and further certifies to the best of his knowledge, information and belief, that the matters and facts set forth herein with respect to the authorization and approval of hereof are true in all material respects, and that this statement is made under the penalties of perjury.

                                                                       Exhibit B


                              LIBERTY UTILITY FUND, INC.

                                 ARTICLES OF AMENDMENT

                                ARTICLES SUPPLEMENTARY


     LIBERTY UTILITY FUND, INC., a Maryland corporation having post office addresses in the City of Pittsburgh, Pennsylvania and the City of Baltimore, Maryland (hereinafter called the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

     FIRST: The Articles of Incorporation of the Corporation are hereby amended by striking Article FIRST and inserting the following in its place:

     "FIRST: The name of the Corporation is Federated Utility Fund, Inc."

     SECOND: (A) The Board of Directors, in accordance with the authority granted under subparagraph (b)(i) of paragraph FOURTH of the Corporation's
Articles of Incorporation, as amended, hereby redesignates the classes of authorized shares of common stock of the Corporation as follows:

                  Federated Utility Fund, Inc. Class A Shares
                  Federated Utility Fund, Inc. Class B Shares
                  Federated Utility Fund, Inc. Class C Shares

     (B)(i) The Board of Directors hereby classifies and reclassifies all of the authorized but unissued shares of common stock of the Corporation so that the Corporation has 250,000,000 shares of Federated Utility Fund, Inc. Class A Shares, 250,000,000 shares of Federated Utility Fund, Inc. Class B Shares,
250,000,000 shares of Federated Utility Fund, Inc. Class C Shares and 250,000,000 shares of Federated Utility Fund, Inc. Class F Shares.

     (ii) The shares of common stock classified and reclassified hereby shall shall have the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption as set forth in Article FOURTH, paragraph (b) of the Corporation's charter and shall be subject to all provisions of the charter relating to stock of the Corporation generally and to the following:

     At such times as may be determined by the Board of Directors (or with the authorization of the Board of Directors, by the Officers of the Corporation) in accordance with the Investment Company Act of 1940, as amended, applicable rules and regulations thereunder, and applicable rules and regulations of the National Association of Securities Dealers, Inc., and reflected in the pertinent registration statement of the Corporation, Class B Shares of the Corporation may be automatically converted into Class A Shares of the Corporation based on the relative net asset values of such classes at the time of the conversion, subject, however, to any conditions of conversion that may be imposed by the Board of Directors (or with the authorization of the Board of Directors, by the Officers of the Corporation) and reflected in the pertinent registration statement of the Corporation as aforesaid.


     THIRD: The foregoing amendments to the charter of the Corporation in Article FIRST and SECOND (A) hereof were approved by a majority of the entire Board of Directors of the Corporation; the charter amendment is limited to a change expressly permitted by Section 2-605 of the Maryland General Corporation Law to be made without action by stockholders; and the Corporation is registered as an open-end company under the Investment Company Act of 1940, as amended. The stock has been classified and reclassified in Article SECOND (B) above by the Board of Directors under the authority contained in the charter of the Corporation.

     FOURTH: These Articles of Amendment - Articles Supplementary will become effective immediately upon filing with the State Department of Assessments and Taxation of Maryland.

     IN WITNESS WHEREOF, Liberty Utility Fund, Inc. has caused these presents to be signed in its name and on its behalf by its duly authorized officers and attested by its Secretary or one its Assistant Secretaries on February 29, 1996.

     The undersigned, John W. McGonigle, Executive Vice President and Secretary of the Corporation, hereby acknowledges in the name and on behalf of the Corporation, the foregoing Articles of Amendment - Articles Supplementary to be its corporate act and further certifies to the best of his knowledge, information and belief, that the matters and facts set forth herein with respect to the authorization and approval of hereof are true in all material respects, and that this statement is made under the penalties of perjury.